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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 23, 2003, accompanying the consolidated financial statements and schedules included in the Annual Report of Nathan's Famous, Inc. and Subsidiaries on Form 10-K for the year ended March 30, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Nathan's Famous, Inc. on Forms S-8 (Registration
Nos. 33-72066, 33-89442, 33-93396, 333-86043, 333-86195, 333-92995, 333-82760
and 333-101355).

/s/ GRANT THORNTON LLP
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Melville, New York
June 26, 2003